Exhibit 10.25

INSTR # 2006000119761, Pages 33
Doc Type AGR, Recorded 03/22/2006 at 01:58 PM,
Charlie Green, Lee County Clerk of Circuit Court
Prepared by and Return to:	Rec. Fee $282.00
Deputy Clerk KCARTWRIGHT
JONES DAY	#8
1420 Peachtrec Street, N.E.
Suite 800	INSTR # 2006000138161, Pages 33
Atlanta, Georgia 30309-3053	Doc Type AGR, Recorded 04/04/2006 at 02:35 PM,
Attention: Tracy S. Plott, Esq.	Charlie Green, Lee County Clerk of Circuit Court
Rec. Fee $282.00
Property Address:	Deputy Clerk JHORTON
15250 Sonoma Drive, Fort Myers , Florida	#7

Tax Folio Number: 33-45-24-13-00000.0010

This document is being recorded to correct servicer’s error in legal description.

SUBORDINATION AND INTERCREDITOR AGREEMENT

Made By and Between:

MTRY FUNDING, LLC

and

CORUS BANK, N.A.

Dated as of March 21, 2006

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) dated for reference purposes only as of March 21, 2006 is made by and between CORUS BANK, N.A., a national banking association, its successors and assigns, in its capacity as a lender (“Senior Lender”) and MTRY FUNDING, LLC, a Delaware limited liability company (“Junior Lender”).

Background:

A.            BTS Monterrey Holdings LLC, a Delaware limited liability company (“Borrower”), and Senior Lender have entered into that certain Loan Agreement, dated of even date herewith (the “Senior Loan Agreement”), wherein, among other things, Senior Lender has agreed to make, and Borrower has agreed to accept, a loan in the maximum principal amount of $69,000,000 (the “Senior Loan”) upon the terms and conditions set forth in the Senior Loan Agreement.

B.            The Senior Loan is evidenced by, among other things, that certain Promissory Note, dated of even date herewith, in the maximum principal amount of the Senior Loan made by Borrower and payable to Senior Lender (the “Senior Note”).

C.            The Senior Note is secured by, among other things, that certain Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Filing, from Borrower to Senior Lender, dated of even date herewith (the “Senior Mortgage”) in respect of the premises, which premises is legally described in Exhibit A attached hereto (the “Premises”).

D.            Junior Lender and BTS Monterrey LLC, a Delaware limited liability company (“Junior Borrower”) have entered into that certain Loan Agreement of even date herewith (the “Junior Loan Agreement”), wherein, among other things, Junior Lender has agreed to make a loan to Junior Borrower in the original principal amount of $8,700,000 (the “Junior Loan”). The Junior Loan is evidenced by, among other things, that certain Promissory Note of even date herewith, in the original principal amount equal to the Junior Loan made by Junior Borrower and payable to Junior Lender (the “Junior Note”). The Junior Note is secured by, among other things, that certain Pledge and Security Agreement of even date herewith from Junior Borrower to Junior Lender, which pledges to Junior Lender the Ownership Interests (such pledge agreement is hereinafter referred to as, the “Junior Pledge”);

E.             Senior Lender and Junior Lender desire to enter into this Agreement to provide for the relative priority of the Senior Indebtedness (as defined below) and the Junior Indebtedness (as defined below) on the terms and conditions herein below set forth, and to evidence certain agreements with respect to the relationship between the Junior Loan and the Junior Indebtedness, on the one hand, and the Senior Loan and the Senior Indebtedness, on the other hand.

F.             All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Senior Loan Agreement.

Statement of Agreement

NOW THEREFORE, in consideration of the sum of ONE DOLLAR ($1.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Senior Lender and Junior Lender do hereby agree as follows:

SECTION 1. Recitals. The above recitals are true and correct and are hereby incorporated herein by this reference.

SECTION 2. Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings hereinafter specified:

“Accounts” shall mean any bank accounts, escrow accounts or similar arrangements in which the Borrower’s funds or funds in which the Borrower has an interest (contingent or otherwise) are deposited, including Accounts held by Senior Lender.

“Affiliate” shall mean with respect to any person or entity (i) any person or entity which is directly or indirectly (through one or more intermediaries) in control of, under common control with, or controlled by such entity or person, (ii) any immediate family member of an individual that directly or indirectly (through one or more intermediaries) controls an entity or (iii) any person or entity that directly or indirectly (through one or more intermediaries) is in control of, under common control with, or controlled by, a person or entity that is an Affiliate of such person or entity pursuant to clauses (i) or (ii) above.

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. Sec. 101 et. seq.) and the rules and regulations adopted thereunder, as in effect from time to time.

“Borrower” is defined in Recital A to this Agreement.

“Borrower Party” shall mean each of Borrower, Junior Borrower and each Guarantor.

“Business Day” shall mean any day other than a Saturday, Sunday or federal holiday.

“Cash Collateral” shall mean any cash collateral as defined in Section 363(a) of the Bankruptcy Code, to the extent relating to, arising from, or generated by, the Premises or in which Senior Lender has an interest under the terms of the Senior Loan Documents.

“Closing Date” shall mean the date that is five (5) Business Days after the date upon which Junior Lender elects to purchase the Senior Loan pursuant to Section 9 of this Agreement, but in any event prior to the Purchase Cut-Off Time.

“Control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity in question.

“Curable Non-Monetary Event of Default” shall mean any Non-Monetary Event of Default other than a Personal Event of Default or an Insolvency Event of Default.

“Deed in Lieu” is defined in Section 10 of this Agreement.

“Enforcement Action” shall mean the exercise or the attempted exercise (which shall include the commencement thereof) of any remedies under the Junior Loan Documents or under applicable laws, whether against the Premises (or any portion thereof), the Borrower, any Borrower Party, any Guarantor or any other Person who is or may become liable on the Senior Loan or the Junior Loan, whether judicial or non-judicial, including, (i) any litigation, (ii) any foreclosure proceeding, (iii) the exercise of any power of sale, (iv) the sale by advertisement, (v) the taking of a. Deed in Lieu, (vi) any UCC sale; (vii) any other realization or attempted realization of any real estate or non-real estate collateral, (viii) the exercise of any power of attorney, (ix) the application for, or the obtaining of, a receiver or (x) the termination or cancellation of any lease, license, contract or other agreement between Borrower and any Person (other than Junior Lender and its affiliates) or the request or demand that such Person attorn to or perform for the benefit of Junior Lender. Notwithstanding the foregoing, but subject in all respects to the observance by Junior Lender of all of the other covenants, undertakings and agreements of Junior Lender in this Agreement, including, Section 3 hereof, “Enforcement Action” shall not include any of the following: (i) the cure by Junior Lender of any Default or Event of Default under the Senior Loan Documents to the extent permitted under this Agreement, or (ii) the filing of any claim by Junior Lender in any Insolvency Proceeding.

“Guarantor” shall mean each of John Naumann, Jeffrey Milton and F. William Caple.

“including” shall mean “including, without limitation,”

“Insolvency Event of Default” shall mean any Event of Default arising from an Insolvency Proceeding.

“Insolvency Proceeding” shall mean (i) any case or proceeding commenced by or against the Borrower, any Borrower Party or any Guarantor under the Bankruptcy Code or (ii) any other voluntary or involuntary insolvency, liquidation, reorganization or other similar proceeding concerning Borrower, any Borrower Party or any Guarantor, or (iii) any action for the dissolution of Borrower, any Borrower Party or any Guarantor, or (iv) any proceeding (judicial or otherwise) concerning the application of the assets of Borrower, any Borrower Party or any Guarantor for the benefit of its creditors or (v) any marshalling of assets or the appointment of, or any proceeding seeking the appointment of, a trustee, receiver or other similar custodian, for all or any substantial part of the assets of Borrower, any Borrower Party or any Guarantor or (vi) any other action concerning the adjustment of the debts of Borrower, any Borrower Party or any Guarantor.

“Junior Borrower” is defined in Recital D to this Agreement.

“Junior Indebtedness” shall mean all of the present and future indebtedness owing to Junior Lender by Junior Borrower or any Person under or in connection with the Junior Loan or the Junior Loan Documents, including principal (including all protective advances), interest (including interest at the default rate), late charges, fees, collection costs, expenses (including attorneys’ fees) and all other amounts, liabilities and obligations of Junior Borrower or any other Person to Junior Lender in respect of the Junior Loan, all whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and including all extensions and renewals thereof (including any obligations owing to Junior Lender as a result of the restructuring of the Junior Loan under any Plan that may be confirmed in any Insolvency Proceeding or that may otherwise be received by Junior Lender in such Insolvency Proceeding on account of the Junior Loan)

“Junior Lender” is defined in the introductory paragraph to this Agreement.

“Junior Loan” is defined in Recital D to this Agreement.

“Junior Loan Documents” shall mean all present and future agreements, documents, and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the Junior Indebtedness, all as the same may be amended, modified, extended, renewed or restated from time to time and including the Junior Note and the Junior Pledge.

“Junior Note” is defined in Recital D to this Agreement.

“Junior Pledge” is defined in Recital D to this Agreement

“Monetary Event of Default” shall mean an Event of Default under the Senior Loan Documents that can be cured by the payment of money. For avoidance of doubt, a Monetary Event of Default shall include the failure of the Borrower to make a Deficiency Deposit.

“Non-Monetary Event of Default” shall mean an Event of Default under the Senior Loan Documents other than a Monetary Event of Default or a Personal Event of Default.

“Obligated Party” shall mean Borrower, each Borrower Party, each Guarantor and each other Person who is or may become liable to pay or perform the Senior Indebtedness or the Junior Indebtedness.

“Ownership Interests” shall mean all of the direct or indirect membership interests in Borrower which are collateral for the Junior Loan under the Junior Pledge, but Ownership Interests shall not include (i) any property owned by the Borrower or in which the Borrower has an interest or (ii) any Senior Loan Collateral that is paid, disbursed or distributed to any Borrower Party in violation of the Senior Loan Agreement.

“Paid In Full” or “Payment in Full” shall mean (i) the payment in full of the Senior Indebtedness in cash or cash equivalents acceptable to Senior Lender (except any contingent indemnification obligations as to which Senior Borrower may remain obligated), (ii) the written termination of any obligation on the part of Senior Lender to make any further loans or to afford any other financial accommodation to Borrower or Guarantor and (iii) the written release of all liens and security interests created by the Senior Loan Documents. Payment shall not be deemed to be indefeasible Payment In Full unless such payment shall have been retained by the Senior Lender for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors’ rights laws.

“Permitted Owner” means any Person described in clause (C) or (D) of the definition of “Permitted Transferee”.

“Permitted Transferee” means (A) an insurance company, bank, savings and loan association, an investment bank having an investment grade senior debt rating from a nationally recognized rating agency, real estate investment trust, real estate mortgage investment conduit, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended or an institution substantially similar to any of the foregoing (including a real estate opportunity fund or real estate investment partnership) ; (B) any entity wholly-owned by any one or more institutions meeting the criteria in clause (A) (or any entity wholly owned by such entity); and (C) any Affiliate of Junior Lender and (D) any Person acquiring all or substantially all of the assets or business of the Junior Lender, either directly or indirectly, through merger, acquisition, change of control or otherwise; provided in each case (A) through (D) such entity has at least $75,000,000 in capital/statutory surplus or shareholder’s equity and possesses expertise in the type of real estate transactions contemplated by the Senior Loan Documents and the Junior Loan Documents. For avoidance of doubt, Permitted Transferee shall not include any Obligated Party or any Affiliate of any Obligated Party.

“Person” means any natural person, partnership, limited liability company, corporation, firm, association, trust, governmental agency, or any other entity, whether acting in an individual fiduciary or other capacity.

“Personal Event of Default” shall mean any Event of Default that (i) is impossible for Junior Lender (or any other Person) to cure because such Event of Default is of a personal nature specific to Borrower, any Borrower Party or any Guarantor and to no other Person and (ii) does not materially impair the value, use or operation of the Premises or the ability of the Borrower to complete the Project or otherwise operate its business. Without limiting the foregoing, a “Personal Event of Default” shall not include any Event of Default which (i) is a Monetary Event of Default or (ii) could be cured if (A) an extension of time was granted and/or (B) Junior Lender had control over the Premises, the Borrower or each Borrower Party; or (iii) arises out of Borrower’s failure to maintain or procure any insurance for the Premises required under the Senior Loan Documents; or (iv) arises out of any Insolvency Proceeding.

“Plan” means any plan of reorganization, liquidating plan of reorganization, plan of liquidation, plan of arrangement or similar plan that may be proposed by any Person in or in connection with any Insolvency Proceeding.

“Plan Voting Rights” has the meaning set forth in Section 3(d)(v) of this Agreement.

“Purchase Cut-Off Time” means (i) in the case of a judicial foreclosure of the Senior Mortgage, the entry of a judgment of foreclosure, (ii) in the case of a non-judicial foreclosure of the Senior Mortgage, 8:00 am (Chicago time) on the date on which any trustee’s sale (or other sale pursuant to a power of sale) takes place and (iii) in the case of a Deed In Lieu, the first to occur of (x) the closing of a Deed In Lieu and (y) the written agreement of the Senior Lender to accept any Deed In Lieu (whether such agreement is contingent or otherwise); provided, however, the Purchase Cut-Off Time shall not be less than thirty (30) days following receipt by Junior Lender of notice from Senior Lender that the Senior Loan has matured (whether by acceleration or otherwise).

“Rescinded Payments” has the meaning set forth in Section 12(b) of this Agreement.

“Senior Indebtedness” shall mean all of the present and future indebtedness owing to Senior Lender by Borrower, Guarantor or any other Person under or in connection with the Senior Loan or the Senior Loan Documents and the Secured Obligations (as defined in the Senior Loan Agreement), including principal (including all protective advances), interest (including interest at the Default Rate and any interest accruing under the Senior Loan Documents after the commencement of any Insolvency Proceeding irrespective of the application of Section 506(b) of the Bankruptcy Code or any similar provision under the law applicable to such Insolvency Proceeding to the Borrower’s obligation with respect thereto), late charges, fees (including the application, fee, commitment fee, exit fees), collection costs, expenses (including Senior Lender Attorneys’ Fees) and all other amounts, liabilities and obligations of Borrower, Guarantor or any other Person to Senior Lender, all whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and including all extensions and renewals thereof (including any obligations owing to Senior Lender as a result of the restructuring of the Senior Loan under any Plan that may be confirmed in any Insolvency Proceeding or that may otherwise be received by Senior Lender in such Insolvency Proceeding on account of the Senior Loan).

“Senior Lender” is defined in the introductory paragraph to this Agreement.

“Senior Lender Attorneys’ Fees” shall mean reasonable attorneys’ fees for both outside and in-house counsel (which in-house fees shall be deemed to be within the range of fees charged by attorneys of similar experience at medium to large sized law firms located in the City of Chicago, Illinois).

“Senior Loan Collateral” shall mean all property, rights and interests of Borrower described as collateral in the Senior Loan Documents.

“Senior Loan” is defined in Recital A to this Agreement.

“Senior Loan Agreement” is defined in Recital A to this Agreement.

“Senior Loan Documents” shall mean all present and future agreements, documents, and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the Senior Indebtedness, all as the same may be amended, modified, extended, renewed, restated from time to time, and including the Senior Loan Agreement, the Senior Note and the Senior Mortgage.

“Senior Loan Purchase Price” is defined in Section 9(a) to this Agreement.

“Senior Mortgage” is defined in Recital C to this Agreement.

“Senior Note” is defined in Recital B to this Agreement.

“Transfer” shall mean any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest or other disposition, either directly or indirectly, by operation of law or otherwise.

“Transfer Event of Default” has the meaning set forth in Section 7(e) of this Agreement.

“UCC” shall mean the Uniform Commercial Code as adopted in any applicable jurisdiction, as may be amended from time to time.

SECTION 3. Subordination.

(a)           Generally. Irrespective of: (i) the time, order, manner or method of creation, attachment or perfection of the respective security interests and/or liens granted to Senior Lender or Junior Lender; (ii) the time or manner of the filing of Junior Lender’s and Senior Lender’s respective financing statements covering the Senior Loan Collateral (or any portion thereof); (iii) whether Junior Lender or Senior Lender or any bailee or agent thereof holds possession of any or all of the Senior Loan Collateral; (iv) the dating, execution or delivery of any agreement, document or instrument granting Senior Lender or Junior Lender security interests and/or liens in the Senior Loan Collateral; (v) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests; and (vi) any provision of the UCC or any other applicable law to the contrary: the Junior Indebtedness, the Junior Loan Documents, and all of Junior Lender’s claims, rights and interests therein or arising therefrom or related thereto, are hereby subjected and subordinated to the Senior Indebtedness, the Senior Loan Documents and all of Senior Lender’s claims, rights and interests therein or arising therefrom or related thereto, in all respects, including in lien, priority, right, claim, payment and collection. Notwithstanding anything in the foregoing to the contrary, this Agreement shall not be construed as subordinating and shall not subordinate or impair Junior Lender’s first lien priority, right, estate and interest in and to the Ownership Interests and Senior Lender hereby acknowledges and agrees that Senior Lender does not have and shall not hereafter acquire, any lien on, or any other interest whatsoever in, the Ownership Interests, or any part thereof.

(b)           Payment and Performance. So long as there has been no indefeasible Payment In Full of the Senior Indebtedness, Junior Lender agrees to and does hereby subordinate its claim and right to receive payment of the Junior Indebtedness, or any part thereof, to Senior Lender’s claim and right to receive Payment In Full of the Senior Indebtedness, and Junior Lender hereby agrees not to accept any payment or distribution of any kind or character on account of the Junior Indebtedness from any Person, until such time as the Senior Indebtedness shall have been Paid in Full. Should any payment or distribution of any kind or character be received by Junior Lender on account of the Junior Indebtedness (including in the context of any Insolvency Proceeding) in violation of this Agreement prior to the time all of the Senior Indebtedness shall have been Paid In Full, Junior Lender shall be deemed to have received the same in trust for the benefit of Senior Lender and shall forthwith deliver the same to Senior Lender in precisely the form received (except for the endorsement or assignment of Junior Lender where necessary) for application against the Senior Indebtedness, whether due or not due. If Junior Lender fails to assign or endorse any lien or payment received by Junior Lender to Senior Lender, then Senior Lender, or any of its officers or employees, is hereby irrevocably authorized to make such assignment or endorsement. For that purpose, Junior Lender hereby appoints Senior Lender as its attorney in fact, which appointment is coupled with an interest and hence irrevocable.

The provisions of this Section 3(b) shall not, however, apply to the proceeds of any sale or participation of the Junior Indebtedness permitted by Section 7(a) hereof. In addition, notwithstanding the foregoing, so long as no Event of Default under the Senior Loan has occurred and is continuing for which notice has been provided to Junior Lender, Junior Lender may (i) accept scheduled monthly interest payments from Junior Borrower, paid only from any interest reserve maintained by Junior Lender for such purpose, pursuant to the terms and conditions set forth in the Junior Loan Documents and (ii) so long as no Event of Default exists with respect to the Senior Loan, accept any Net Sale Proceeds from the sale of Condominium Units in excess of the Release Price (as defined in the Senior Loan Agreement) or Reduced Release Price (as defined in the Senior Loan Agreement), as the case may be, payable to Senior Lender in connection therewith.

(c)           Limitation on Enforcement Action. Notwithstanding Junior Lender’s rights under applicable laws or any provision of the Junior Loan Documents to the contrary, Junior Lender will not institute any Enforcement Action unless or until such time as the Senior Indebtedness has been Paid In Full, except for (i) demand for performance under the Junior Loan Documents, (ii) seeking injunctive relief against Junior Borrower for any breach by Junior Borrower of the Junior Loan Documents, but not so as to cause a breach of the Senior Loan Documents, (iii) acceleration of the Junior Loan, (iv) foreclosure on the Ownership Interests in accordance with Paragraph 7(e) and (v) if Junior Lender has completed foreclosure on the Ownership Interests and satisfied the other conditions set forth in Paragraph 7(e), Junior Lender may bring against any Guarantor any action Junior Lender is entitled to bring under the Junior Loan Documents. Further, if Senior Lender exercises any right or takes any remedial action pursuant to the Senior Loan Documents, Junior Lender expressly waives for the benefit of the Senior Lender any defenses or claims it may have as a creditor of any Obligated Party in connection with such act by Senior Lender other than defenses or claims predicated on a breach of this Agreement by Senior Lender or Senior Lender’s bad faith or willful misconduct.

(d)           Bankruptcy; Insolvency Proceedings. Junior Lender hereby covenants and agrees that until the date which is ninety-one (91) days following the date on which all of the Senior Indebtedness shall have been Paid in Full, Junior Lender will not commence, or join in the commencement of, or otherwise cause, invoke or solicit the commencement of, any Insolvency Proceeding against or concerning any Obligated Party without the prior written consent of Senior Lender. In the event any Insolvency Proceeding is commenced by or against any Obligated Party, Senior Lender and Junior Lender agree that:

(i)            This Agreement shall remain binding upon and enforceable by and against each of Junior Lender and Senior Lender notwithstanding the commencement of such Insolvency Proceeding or the confirmation of any Plan with respect thereto;

(ii)           In any Insolvency Proceeding (whether or not Senior Lender has filed any claims therein), Junior Lender agrees to cause any payment by, or distribution of the assets or properties of, any Obligated Party to which Junior Lender would be entitled except for the provisions of this Agreement, to be paid or distributed by the Person making such payment or distribution directly to Senior Lender until the Senior Indebtedness shall have been Paid In Full; provided, however, in the event such payment or distribution consists of debt securities or equity securities of the Borrower or any

Borrower Party, such securities may be distributed to Junior Lender in satisfaction in whole or in part of the Junior Indebtedness (although the Senior Indebtedness has not been Paid In Full) so long as (A) the rights of Junior Lender with respect to such securities are subordinate to the payment in full, in cash, of the Senior Indebtedness, and (B) any payments or distributions to be made to Junior Lender on account of such securities shall be paid by Junior Lender to Senior Lender pursuant to and in accordance with this Agreement.

(iii)          With respect to any Insolvency Proceeding in which the Senior Lender has or has a right to file any claims: Junior Lender shall not file a motion for, or otherwise seek, relief from the automatic stay imposed in such Insolvency Proceeding, without the prior written consent of the Senior Lender, and Junior Lender shall not oppose any motion or other request made by Senior Lender for relief from the automatic stay;

(iv)          With respect to any Insolvency Proceeding in which the Senior Lender has or has a right to file any claims: Junior Lender shall vote any and all claims it may have to accept or reject a Plan (“Plan Voting Rights”) as may be directed by Senior Lender in its sole discretion. Any such direction shall be provided by Senior Lender to Junior Lender in writing at least five (5) Business Days prior to the deadline established in the Insolvency Proceeding for the submission of votes with respect to the Plan. In the event no such direction is provided by Senior Lender to Junior Lender within such time, Junior Lender may exercise its Plan Voting Rights as it may determine in its discretion. In furtherance of the rights granted to Senior Lender herein, Junior Lender hereby grants to Senior Lender a power of attorney to exercise the Plan Voting Rights for, on behalf of and in the name of the Junior Lender. The power of attorney granted by Junior Lender to Senior Lender hereunder is acknowledged by Junior Lender and Senior Lender to be coupled with an interest and shall be irrevocable. Junior Lender further grants and assigns to Senior Lender a beneficial interest in the Junior Lender’s claims solely for the purpose and to the extent required to vest in Senior Lender an interest in the Junior Lender’s claims sufficient under applicable provisions of the Bankruptcy Code to enable Senior Lender to direct Junior Lender to exercise the Plan Voting Rights as provided herein.

(v)           With respect to any Insolvency Proceeding in which the Senior Lender has or has a right to file any claims: without the prior written consent of the Senior Lender, Junior Lender shall not take any action, or support any action, or solicit any person or entity to take any action, in the Insolvency Proceeding, to the extent such Insolvency Proceeding is a case commenced under chapter 11 of the Bankruptcy Code, to obtain the appointment of a chapter 11 trustee or examiner or to convert such case to a case under chapter 7 of the Bankruptcy Code and will not take any action to oppose any such action or request taken or made by Senior Lender seeking such appointment or conversion;

(vi)          With respect to any Insolvency Proceeding in which the Senior Lender has or has a right to file any claims: Junior Lender shall not object to, or otherwise oppose or support the opposition to, any agreement or stipulation by or between Senior Lender and the Obligated Party that (i) authorizes the use by such Obligated Party, during the pendency of an Insolvency Proceeding, of the Senior Loan Collateral or the Cash Collateral, or (ii) that provides to Senior Lender adequate protection of its interest in the Senior Loan Collateral or the Cash Collateral. Further, Junior Lender shall not take any action in support of any motion or similar request by the Obligated Party to use the Senior Loan Collateral or the Cash Collateral over an objection by Senior Lender that its interest in such Senior Loan Collateral or Cash Collateral is not, or will not be, adequately protected. Notwithstanding the foregoing, nothing contained herein shall prohibit Junior Lender from seeking or obtaining adequate protection of its interests in and to the Senior Loan Collateral and the Cash Collateral provided that (x) such adequate protection is in the form of replacement liens or other liens or similar interests or rights in property that, as granted to Junior Lender, are in all respects junior and subordinate to the liens and similar rights held by or granted to Senior Lender in such property, and (y) to the extent such adequate protection includes any payment of any kind or nature to be made to Junior Lender as adequate protection of its interests in the Senior Loan Collateral or the Cash Collateral, such payment shall be subject to the terms of, and payable to Senior Lender in accordance with, this Agreement; and

(vii)         With respect to any Insolvency Proceeding in which the Senior Lender has or has a right to file any claims: Junior Lender shall not, without the prior written consent of Senior Lender, make or agree to make any debtor-in-possession loan to any Obligated Party unless Junior Lender’s claims with respect thereto, including any liens or security interest granted by such Obligated Party in connection therewith, are junior and subordinate in all respects to the Senior Indebtedness and to any liens or security interests held by Senior Lender with respect thereto.

(e)           Approval of Senior Loan Documents. Attached as Exhibit B hereto is a list of Senior Loan Documents. Junior Lender acknowledges that it has received and reviewed and, subject to the terms and conditions of this Agreement, including Section l2(d) hereof, hereby consents to the terms and provisions of the Senior Loan Documents and the execution, delivery, performance and observance thereof.

(f)            Approval of Junior Loan Documents. Attached as Exhibit C hereto is a list of Junior Loan Documents. Senior Lender consents to the terms and provisions of the Junior Loan Documents and the execution, delivery, performance and observance thereof.

(g)           Accounts. So long as the Senior Indebtedness has not been Paid In Full, Junior Lender shall not obtain a security interest or lien on any of the Accounts.

(h)           Miscellaneous. At Senior Lender’s option, this Agreement may be recorded concurrently with the execution and delivery hereof. In order to further notify third parties of the existence of this Agreement, the Junior Note and the Junior Pledge (and any other document which purports to create a security interest in the Senior Loan Collateral in favor of the Junior Lender, if any, and in each financing statement filed in connection therewith) shall, at all times, contain a legend on the first page in bold type, no smaller than 14-point in size, stating “THIS INSTRUMENT, AND THE RIGHTS OF ANY HOLDER OF THIS INSTRUMENT TO PAYMENTS AND PERFORMANCE HEREUNDER, AND

CERTAIN OTHER RIGHTS RELATING THERETO, ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED MARCH     , 2006 BETWEEN CORUS BANK, N.A., A NATIONAL BANKING ASSOCIATION, ITS SUCCESSORS AND ASSIGNS, IN ITS CAPACITY AS THE SENIOR LENDER, AND MTRY FUNDING, LLC, A DELAWARE LIMITED LIABILITY COMPANY, IN ITS CAPACITY AS THE JUNIOR LENDER.”

SECTION 4.  Insurance Proceeds; Condemnation Awards. The Junior Lender hereby assigns and releases the following unto the Senior Lender for so long as any of the Senior Indebtedness has not been Paid In Full:

(a)           Insurance Proceeds. All of the Junior Lender’s right, title, interest or claim, if any, in and to the proceeds of all policies of insurance covering the Premises, or any part thereof, for application to the Senior Indebtedness or for other disposition thereof in accordance with the terms, conditions and provisions of the Senior Loan Documents.

(b)           Condemnation Awards. All of the Junior Lender’s right, title, interest or claim, if any, in and to all awards or other compensation made for any taking or condemnation of any part of the Premises, or any part thereof, for application to the Senior Indebtedness or for other disposition thereof in accordance with the terms, conditions and provisions of the Senior Loan Documents.

(c)           Adjustments and Settlements. Unless Senior Lender shall agree in writing to the contrary, Junior Lender shall not have any right to adjust or settle, or to participate in any adjustment or settlement of, any loss or taking of the Premises or any part thereof and Junior Lender hereby assigns to Senior Lender any right to adjust, settle or participate in any adjustment or settlement of, any such loss or taking. Notwithstanding the foregoing, in the event of a casualty or condemnation, Senior Lender shall make the insurance proceeds or condemnation or taking award from any such event available to the Borrower in order to repair and restore the Premises to the extent the Senior Lender is required to do so in accordance with the provisions of the Senior Loan Documents. To the extent that the Senior Loan Documents require the Senior Lender to make such insurance proceeds or any condemnation or taking award available to Borrower to repair and restore the Premises, or Senior Lender otherwise agrees to permit Borrower to use insurance proceeds or any condemnation or taking award to repair and restore the Premises, Junior Lender shall be deemed to have agreed thereto and Junior Lender shall execute any and all documents as may be reasonably necessary to evidence that consent and agreement and the other provisions of this Section 4.

(d)           Excess Proceeds. If, following any application or disposition of insurance proceeds or condemnation or taking awards, the Senior Indebtedness has been Paid In Full, and any balance of such proceeds, award or other Compensation remains, then to the extent provided for in the Junior Loan Documents, such balance shall be payable to the Borrower (or the Junior Lender if the Junior Loan Documents so provide). Junior Lender may be named as loss payee on Borrower’s property insurance policies in a manner which indicates Junior Lender’s interest in such insurance proceeds is subordinate to the interests of the Senior Lender.

SECTION 5. Certain Actions.

(a)            Escrows; Reserves. Junior Lender hereby agrees that so long as any of the Senior Indebtedness has not been Paid In Full, Junior Lender shall not, without Senior Lender’s prior written consent, collect payments from Borrower for the purpose of escrowing taxes, assessments or other charges imposed on the Project or for creating, funding or maintaining any reserves with respect to the Premises or the operation thereof or for insurance policies required under the Senior Loan Documents or the Junior Loan Documents. Nothing herein is intended to prevent Junior Lender from advancing the proceeds of the Junior Loan for such purposes to the extent such advances are contemplated by the Junior Loan Documents.

SECTION 6.  Prohibition of Subsequent Acquisition of Rights. The Junior Lender shall not hereafter acquire, by subrogation, contract or otherwise, any lien upon or other estate, right or interest in the Senior Loan Collateral or any other property of the Borrower (including any such lien, estate, right or interest that may arise with respect to real estate taxes, assessments or other governmental charges) or any rents or revenues therefrom that is or may be prior in right to or on parity with the Senior Loan Documents.

SECTION 7.  Junior Indebtedness.

(a)           Limitation on Transfer. Without the prior written consent of Senior Lender, so long as the Senior Indebtedness has not been Paid In Full, (i) Junior Lender shall not Transfer any or all of the Junior Indebtedness or any portion thereof or interest therein or any of the Junior Loan Documents other than to a Permitted Transferee and (ii) the members of Junior Lender shall not Transfer a controlling interest in Junior Lender other than to a Permitted Transferee; provided, that following disbursement of the full amount of the Junior Loan to or for the benefit of Borrower, Junior Lender may grant participations of up to forty-nine percent (49%) of the Junior Indebtedness without the consent of Senior Lender, if following the granting of any such participations, Junior Lender retains complete control of all decisions respecting the Junior Loan Documents. For greater certainty, any and all discretion, waiver, consent or approval to be exercised, granted, provided or made by Junior Lender pursuant to the Junior Loan Documents, or any amendment, modification or supplement thereto (whether written or oral), or any decision to enforce or forbear from enforcing shall be exercised, made, approved, granted or withheld, executed, or continued to be exercised, made, granted or withheld, in Junior Lender’s sole and absolute discretion without the approval or consent of any participant. Junior Lender shall retain at least fifty-one percent (51%) of the Junior Indebtedness. Junior Lender shall provide Senior Lender prompt notice of any participation or other Transfer and any participation agreement shall provide that it is subject to the term and provisions of this Agreement. Any attempted Transfer in contravention of the foregoing restrictions shall be void and Junior Lender shall indemnify, protect, defend and hold Senior Lender harmless from and against all losses, claims, costs (including Senior Lender’s Attorneys’ Fees and court costs) and damages incurred by Senior Lender by reason of any Transfer made or attempted in contravention of this Agreement. Any Permitted Transferee of all or any portion of the Junior Loan must assume in writing the obligations of Junior Lender hereunder and agree to be bound by the terms and provisions hereof and shall remake each of the representations and warranties contained herein with respect to the authority of the Junior Lender for the benefit of Senior

Lender, and any Transfer of the Junior Loan made without such assumption shall be void and of no effect.

(b)           Limitation on Amendments. So long as any portion of the Senior Indebtedness has not been Paid In Full, without the prior written consent of Senior Lender, Junior Lender will not amend or modify the Junior Indebtedness or the Junior Loan Documents in any way that will: (A) increase the maximum principal amount of the Junior Loan or increase the rate of interest currently set forth in the Junior Loan Documents, (B) increase the amount or number of payments required by the Junior Loan Documents, (C) cross-default the Junior Indebtedness with any loan other than the Senior Loan, (D) cross-collateralize the Junior Indebtedness with any other loan, (E) add additional default provisions to any of the Junior Loan Documents or delete or shorten existing notice, grace and cure periods for any default, (F) shorten the maturity of the Junior Loan, or (G) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge. Nothing herein is intended to prohibit the Junior Lender from doing any of the foregoing, including making protective advances, to the extent provided in the existing Junior Loan Documents, it being understood that the foregoing limitations are only intended to limit the ability of the Junior Lender to alter the terms of the existing Junior Loan Documents after the date hereof. Junior Lender shall deliver to Senior Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Junior Loan Documents (including any side letters, waivers or consents entered into, executed or delivered by Junior Lender) within a reasonable time after any of such applicable instruments have been executed by Junior Lender, provided that the failure of the Junior Lender to provide the same to Senior Lender shall not affect any of Senior Lender’s obligations or Junior Lender’s rights hereunder or make the Junior Lender liable for damages to Senior Lender on account of such failure.

(c)           Representations. Junior Lender hereby represents and warrants to Senior Lender that:

(i)            To Junior Lender’s knowledge, there exists under the Junior Loan Documents no default, event of default or circumstance or state of facts that, with the giving of notice or the passage of time or both could constitute such a default or event of default thereunder.

(ii)           Junior Lender is the legal and beneficial owner of the entire Junior Loan free and clear of any lien, security interest, option or other charge or encumbrance.

(iii)          There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(iv)          The original maximum principal amount of the Junior Indebtedness is $8,700,000.

(v)           Junior Lender has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized by all necessary action of Junior Lender, duly executed and delivered by Junior Lender and constitutes the valid and binding obligation of Junior Lender enforceable against Junior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(vi)          Neither the execution, delivery or performance by Junior Lender of this Agreement nor compliance by it with the terms and provisions hereof: (A) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (B) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Junior Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which Junior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject, or (C) will violate any provision of the organizational documents of Junior Lender.

(vii)         No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (A) the execution, delivery and performance by Junior Lender of this Agreement or (B) the legality, validity, binding effect or enforceability of this Agreement with respect to Junior Lender.

(viii)        Junior Lender entered into the transactions contemplated by the Junior Loan Documents and made the Junior Indebtedness without reliance upon any information or advice from Senior Lender. Junior Lender made its own underwriting analysis in connection with the Junior Indebtedness, its own credit review and investigated all matters which Junior Lender deemed pertinent thereto.

(ix)           The Junior Loan is not cross-defaulted with any loan other than the Senior Loan and is not cross-collateralized with any other loan.

(x)            At Closing, the Junior Loan was funded entirely from the Stillwater Hedge Fund.

(d)           Junior Lender Default Notice. Junior Lender shall copy Senior Lender on all written notices sent to any Obligated Party at the address for Senior Lender specified in Section 12(a) below with respect to any default, event of default or acceleration under the Junior Loan Documents and shall send such notices at the same time and in the same manner delivered to such Obligated Party.

(e)           Exercise of Remedies under the Junior Loan. Subject to the terms and provisions of the Junior Loan Documents, Junior Lender shall have the right, without such actions constituting an independent basis for a Default or Event of Default under the Senior Loan Documents, to do the following upon an event of default under the Junior Loan Documents: (i) accelerate payment of the Junior Loan and exercise its rights under the Junior Pledge and succeed (or cause a Permitted Owner to succeed) to the Ownership Interests, or (ii) accept (or cause a Permitted Owner to accept) an assignment of Ownership Interests in lieu of foreclosure, so long as prior to the acquisition of the Ownership Interests by Junior Lender (or Permitted Owner): (A) Junior Lender (or such Permitted Owner) has cured all Monetary Events of Default under the Senior Loan Documents and (B) an individual or entity (affiliated with Junior Lender or such Permitted Owner), with assets and liquidity equal to or greater than the assets and liquidity of the Guarantors as of the date of the closing of the Senior Loan, reasonably acceptable to Senior Lender has executed and delivered to Senior Lender a completion and non-recourse carveout guaranty prepared in reasonable form by Senior Lender’s counsel covering the same matters as are covered by that certain Completion and Non-Recourse Carveout Guaranty executed by the Guarantors and which is one of the Senior Loan Documents, together with evidence reasonably acceptable to Senior Lender of the existence, good standing and due authorization of the entity executing such completion and non-recourse guaranty. Junior Lender acknowledges and agrees that, in the event that Junior Lender (or such Permitted Owner) succeeds to any of the Ownership Interests, the Senior Loan shall continue to be an obligation of Borrower pursuant to the terms of the Senior Loan Documents, but the Senior Loan Documents shall be deemed amended to provide that Junior Lender (or such Permitted Owner) shall not be entitled to transfer (directly or indirectly) the Ownership Interests without the consent of the Senior Lender except to a Permitted Owner. The Junior Lender acknowledges that, but for the provisions of this Section 7(e), the acquisition of such Ownership Interests by the Junior Lender or Permitted Owner would constitute an Event of Default under the Senior Loan Documents (a “Transfer Event of Default”). Nothing in this Section 7(e) is intended to limit or waive any right or remedy of Senior Lender under the Senior Loan Documents with respect to any Default or Event of Default which may exist under the Senior Loan Documents other than the aforesaid Transfer Event of Default, and the ability of the Junior Lender (or Permitted Owner) to cure such other Defaults or Events of Default, and the obligation of Senior Lender to accept such cure, are limited as set forth in Sections 8(e) and (f) hereof.

SECTION 8.  Senior Indebtedness

(a)            No Limitation on Transfer. Senior Lender may Transfer any or all of the Senior Indebtedness or any portion thereof or interest or participation therein. Any transferee (other than a loan participant) of all or any portion of the Senior Loan must assume in writing the obligations of Senior Lender hereunder and agree to be bound by the terms and provisions hereof and shall remake each of the representations and warranties contained herein with respect to the authority of the Senior Lender for the benefit of Junior Lender.

(b)            Limitation on Amendments. Senior Lender may at any time, and from time to time, without the consent of or notice to Junior Lender and without incurring liability or responsibility to Junior Lender and without impairing or releasing any of Senior Lender’s rights hereunder, (i) alter the terms of the Senior Loan Documents or any other instrument or agreement in any way relating to the Senior Loan; (ii) sell, exchange, release or otherwise deal with all or any part of any property at any time securing payment of the Senior Indebtedness; (iii) release anyone liable in any manner for the payment or collection of the Senior Indebtedness or any portion thereof; (iv) exercise or refrain from exercising any right against Borrower, any Obligated Party or others (including Junior Lender); (v) apply any sums received by Senior Lender, by whomsoever paid and however realized, to the Senior Indebtedness in such manner as Senior Lender shall deem appropriate or (vi) waive any right or remedy of Senior Lender or any obligation of any other Person to Senior Lender; provided, however, that notwithstanding the foregoing, Senior Lender shall not, without Junior Lender’s prior written consent: (A) increase the maximum principal amount of the Senior Loan or increase the rate of interest currently set forth in the Senior Loan Documents, (B) increase the amount or number of payments required by the Senior Loan Documents, (C) cross-default the Senior Indebtedness with any other loan, (D) cross-collateralize the Senior Indebtedness with any other loan, (E) add additional default provisions to any of the Senior Loan Documents or delete or shorten existing notice, grace and cure periods for any default, (F) shorten the maturity date of the Senior Loan, (G) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge, or (H) materially modify the definition of Release Price in the Senior Loan Agreement or consent to the reduction of any Minimum List Price in excess of seventeen percent (17%). Nothing herein is intended to prohibit the Senior Lender from doing any of the foregoing, including making protective advances, to the extent provided in the existing Senior Loan Documents, it being understood that the foregoing limitations are only intended to limit the ability of the Senior Lender to alter the terms of the existing Senior Loan Documents. Senior Lender shall deliver to Junior Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Senior Loan Documents (including any side letters, waivers or consents entered into, executed or delivered by Senior Lender) within a reasonable time after any of such applicable instruments have been executed by Senior Lender, provided that the failure of the Senior Lender to provide the same to Junior Lender shall not affect any of Junior Lender’s obligations or Senior Lender’s rights hereunder or make the Senior Lender liable for damages to Junior Lender on account of such failure. No consent of Junior Lender is required for the release of Units in accordance with the Senior Loan Documents, and Junior Lender agrees not to interfere with any such release.

(c)           Representations. Senior Lender hereby represents and warrants to Junior Lender that:

(i)            To Senior Lender’s knowledge, there exists under the Senior Loan Documents no default, event of default or circumstance or state of facts that, with the giving of notice or the passage of time or both could constitute such a default or event of default thereunder;

(ii)           Senior Lender is the legal and beneficial owner of the entire Senior Loan free and clear of any lien, security interest, option or other charge or encumbrance.

(iii)          There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(iv)          The maximum principal amount of the Senior Indebtedness is $69,000,000;

(v)           Senior Lender has the power, authority and legal right to execute, deliver and perform this Agreement. This Agreement has been duly authorized by all necessary action of Senior Lender, duly executed and delivered by Senior Lender and constitutes the valid and binding obligation of Senior Lender enforceable against Senior Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(vi)          Neither the execution, delivery or performance by Senior Lender of this Agreement nor compliance by it with the terms and provisions hereof: (A) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (B) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Senior Lender pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement, partnership agreement or any other agreement, contract or instrument to which Senior Lender is a party or by which it or any of its property or assets is bound or to which it may be subject, or (C) will violate any provision of the organizational documents of Senior Lender;

(vii)         No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with (A) the execution, delivery and performance by Senior Lender of this Agreement or (B) the legality, validity, binding effect or enforceability of this Agreement with respect to Senior Lender;

(viii)        Senior Lender entered into the transactions contemplated by the Senior Loan Documents and made the Senior Indebtedness without reliance upon any information or advice from Junior Lender. Senior Lender made its own underwriting analysis in connection with the Senior Indebtedness, its own credit review of Borrower and investigated all matters which Senior Lender deemed pertinent thereto.

(ix)           The Senior Loan is not cross-defaulted or cross-collateralized with any other loan.

(d)           Senior Lender Default Notices. Senior Lender shall copy Junior Lender on all written notices sent to Borrower (including notices relating to foreclosure of Senior Lender’s security) at the address for Junior Lender specified in Section 12(a) below with respect to any Default or Event of Default under the Senior Loan Agreement and shall send such notices at the same time and in the same manner of delivery in which they are delivered to Borrower.

(e)           Exercise of Remedies Under Senior Loan; Junior Lender’s Cure Rights.

(i)            Except as expressly set forth in Section 7(e), this Section 8(e) or Section 8(f) of this Agreement, nothing in this Agreement is intended to limit, restrict or impair the rights and remedies of Senior Lender in respect of any Default or Event of Default under the Senior Loan Documents.

(ii)           Junior Lender shall have the right (but not the obligation) to cure any Monetary Event of Default under the Senior Loan Documents at any time prior to or within nineteen (19) days after the later of (x) the expiration of any applicable grace or cure period provided in the Senior Loan Documents and (y) the date that Junior Lender receives written notice from Senior Lender of such Monetary Event of Default (and Senior Lender consents to the Junior Indebtedness including amounts advanced by Junior Lender to cure defaults with respect to the Senior Loan).

(iii)          Junior Lender shall also have the right (but not the obligation) to cure any Non-Monetary Event of Default under the Senior Loan Documents at any time prior to or within forty-five (45) days after the later of (x) the expiration of the applicable grace or cure period provided in the Senior Loan Documents and (y) the date that Junior Lender receives written notice from Senior Lender of such Event of Default (the “Initial Cure Period”), so long as during such Initial Cure Period Junior Lender is timely satisfying (or causing to be timely satisfied) all Monetary Events of Default within the period specified above in Section 8(e)(ii). Notwithstanding the foregoing, if a Curable Non-Monetary Event of Default cannot reasonably be cured by Junior Lender within the Initial Cure Period or in the case of any Personal Event of Default, then provided that (A) Junior Lender is timely curing (or causing to be timely cured) all other Monetary Events of Default and Non-Monetary Events of Default within the applicable times set forth above in Section 8(e)(ii) and the first sentence of this Section 8(e)(iii), and (B) Junior Lender commences to exercise its remedies under the Junior Pledge in accordance with Section 7(e) hereof and notifies Senior Lender of the same within thirty (30) days after expiration of the Initial Cure Period, and (C) Junior Lender thereafter diligently pursues such proceedings to conclusion, acquires the Ownership Interests and cures any such Curable Non-Monetary Event of Default as soon as reasonably practicable, Junior Lender shall be given such reasonable period of time after the Initial Cure Period to accomplish such cure, but in no event shall such period extend beyond the earlier of (x) ninety (90) days after the Initial Cure Period and (y) the maturity date of the Senior Loan (as the same may have then been extended as set forth in the Senior Loan Documents). Upon the acquisition of the Ownership Interests by the Junior Lender in compliance with this Agreement and the cure of all Monetary Events of Default and Non-Monetary Events of Default (other than Personal Events of Default) within the time hereinabove required, all then existing Personal Events of Default shall be deemed waived for the benefit of the newly reconstituted Borrower.

(f)            Standstill.   In order to eliminate any uncertainty, Senior Lender and Junior Lender acknowledge and agree that, subject to the last sentence of this Section 8(f), as long as Junior Lender observes and performs its obligations under this Agreement, Senior Lender will not commence any action or proceeding to foreclose the Mortgage (or accept a Deed in Lieu) or accelerate the Loan in connection with any Event of Default under the Senior Loan (other than as a result of an Insolvency Proceeding) during any period in which Junior Lender has (and continues to have) the right to cure such Event of Default under the provisions of Section 8(e); provided, however, (i) nothing herein shall prevent the Senior Lender from exercising any right or remedy under the Senior Loan Documents (including making protective advances) other than any action or proceeding to foreclose the Mortgage or accelerate the Loan (other than as a result of an Insolvency Proceeding); and (ii) from and after an Event of Default under the Senior Loan Documents (and without regard to Junior Lender’s cure rights under Section (8e)), Senior Lender shall have the right to charge and collect interest on the outstanding balance of the Senior Loan at the Default Rate. Notwithstanding anything in this Section 8(f) to the contrary, Senior Lender shall be entitled to take any action (including commencing any action or proceeding to realize on its collateral under the Senior Loan Documents and/or accelerating the Loan) if such action is required to preserve, or prevent the loss of, Senior Lender’s first, prior perfected security interest in, and lien on, the Senior Loan Collateral.

(g)            Where Notice Prohibited.  With respect to any Default which requires the giving of notice before becoming an Event of Default under the Senior Loan Documents, if Senior Lender is prevented or prohibited under applicable laws from giving such notice to the Borrower, then for purposes of determining any cure period available to Junior Lender hereunder (i.e., in cases where the detemination of the Junior Lender cure period requires a determination as to the expiration of the applicable grace or cure period provided in the Senior Loan Documents), such notice as is required under the Senior Loan Documents shall be deemed to have been given at the time notice of such Default is given to Junior Lender.

SECTION 9.  Option to Purchase Senior Loan.

(a)            Right to Purchase After Acceleration.  If an Event of Default under the Senior Loan exists and Senior Lender has accelerated the Senior Loan, the Junior Lender, or any Permitted Owner it shall designate, shall have the right to purchase Senior Lender’s interest under the Senior Loan Documents for a purchase price equal to the outstanding principal balance of the Senior Loan as of the Closing Date plus any accrued but unpaid interest (including interest at the Default Rate), and all other amounts due under the Senior Loan Documents through the Closing Date, including Senior Lender Attorneys’ Fees, court costs and other costs of enforcement, any late charges, prepayment fees or premiums (as if such Senior Indebtedness was being prepaid by Borrower under the Senior Loan Documents) and any unpaid portion of the Exit Fee (collectively, the “Senior Loan Purchase Price”).

(b)            Closing of Purchase of Senior Loan.  Upon the Closing Date, Senior Lender shall sell and deliver the Senior Loan Documents and the Senior Loan to Junior Lender (or its designated Permitted Owner), without recourse, representation or warranty (other than representations and warranties, that, to Senior Lender’s actual knowledge, as of such Closing Date (a) there are no documents evidencing or securing the Senior Loan other than as disclosed in writing to Junior Lender, (b) the outstanding principal balance and accrued interest due on the Senior Loan, (c) the Senior Loan has not been encumbered or pledged by Senior Lender and (d) other than as disclosed in writing to Junior Lender, the Senior Loan has not been assigned or participated by Senior Lender).

(c)           Expiration.  The purchase option granted in this Section 9 shall expire unless (i) such option is exercised by written notice to Senior Lender and (ii) the Senior Loan Purchase Price is tendered to Senior Lender (subject only to satisfaction of subparagraph (b) above) prior to the Purchase Cut-Off Time.

SECTION 10.               Deed in Lieu: No Merger.  If Senior Lender, or Senior Lender’s assignee or designee, accepts a deed or other conveyance from Borrower affecting Borrower’s interest in the Senior Loan Collateral (or a portion of such interest), in lieu of such Senior Lender’s exercise of remedies under the Senior Loan Documents (a “Deed In Lieu”), then there shall be no merger between the estate arising under the Senior Loan Documents and the estate conveyed or assigned by such Deed in Lieu. The interests of Senior Lender (or its assignee or designee) as holder of the Senior Loan Documents and holder of the estate transferred by the Deed in Lieu shall remain forever separate and distinct except to the extent that Senior Lender (or its assignee or designee) agrees in writing to the contrary. Notwithstanding anything to the contrary contained in this Agreement, if Senior Lender accepts a Deed in Lieu, then if requested by Senior Lender, Junior Lender shall promptly deliver to Senior Lender a fully executed release(s) of any document which purports to create a security interest in the Senior Loan Collateral in favor of the Junior Lender, if any, including, without limitation, each financing statement filed in connection therewith, in proper form for recording or filing, together with a letter of direction authorizing Senior Lender to record/file such release(s). Senior Lender shall not accept a Deed in Lieu, except after having provided Junior Lender with not less than thirty (30) days’ prior written notice.

SECTION 11.               Estoppel Certificates.

(a)           Senior Loan.  Senior Lender hereby agrees that, within ten (10) Business Days after demand of Junior Lender, it shall execute and deliver a certification setting forth, to Senior Lender’s actual knowledge (i) the total outstanding balance of the Senior Indebtedness, itemized to show the components thereof, (ii) that there are no material defaults under the Senior Loan Documents or, if defaults have occurred and are continuing, describing such defaults, (iii) that there are no material defaults under this Agreement or, if defaults have occurred and are continuing, describing such defaults, and (iv) that this Agreement remains in full force and effect, and any and all such certifications shall be conclusive as to the matters set forth therein, and shall be fully binding upon Senior Lender and its successors and assigns.

(b)           Junior Loan.  Junior Lender hereby agrees that, within ten (10) Business Days after demand of Senior Lender, it shall execute and deliver a certification setting forth to Junior Lender’s actual knowledge (i) the total outstanding balance of the Junior Indebtedness, itemized to show the components thereof, (ii) that there are no material defaults under the Junior Loan Documents or, if defaults have occurred and are continuing, describing such defaults, (iii) that there are no material defaults under this Agreement or, if defaults have occurred and are continuing, describing such defaults, and (iv) that this Agreement remains in full force and effect, and any and all such certifications shall be conclusive as to the matters set forth therein, and shall be fully binding upon Junior Lender and its successors and assigns.

SECTION 12.               Miscellaneous Provisions.

(a)           Notices.  Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing, addressed as follows and shall be deemed to have been properly given if hand delivered, if sent by reputable overnight courier for next Business Day delivery (effective the Business Day following delivery to such courier), if sent by telecopy with confirmation of receipt and a hard copy mailed in accordance with the provisions of this Section 12(a) (effective the Business Day following receipt of confirmation of receipt) or if mailed (effective two Business Days after mailing) by United States registered or certified mail, postage prepaid, return receipt requested:

If to Senior Lender:	CORUS Bank, N.A.
3959 N. Lincoln Avenue
Chicago, Illinois 60613
	Attention:	Chris Barkidjija
	Telephone:	(773) 832-3555
	Fax:	(773) 832-3540

with a copy to:	CORUS Bank, N.A.
3959 North Lincoln Avenue
Chicago, Illinois 60613
	Attention:	Joel C. Solomon
	Telephone:	(773) 832-3526
	Fax:	(773) 832-3626

with a copy to:	Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
	Attention:	Tracy S. Plott, Esq.
	Telephone:	(404) 581-8582
	Fax:	(404) 581-8330

If to Junior Lender:	MTRY Funding, LLC
c/o Stillwater Capital Partners
41 Madison Avenue
New York, New York 10010
	Attention:	Richard Rudy
	Telephone:	(212) 629-7866, ext. 13
	Fax:	(212) 244-3707

with a copy to:	JPS Capital Partners, LLC
1185 Avenue of the Americas, 14th Floor
New York, New York 10036
	Attention:	Stuart Gruskin
	Telephone:	(212) 790-6729
	Fax:	(212) 790-6790

and a copy to:	Thompson & Knight LLP
1700 Pacific Avenue
Suite 3300
	Dallas, Texas	75201
	Attention:	Mark M. Sloan
	Telephone:	(214) 969-1574
	Fax:	(214) 999-9143

(b)           Continuing Validity; Rescinded Payments.  Subject to the last sentence in this Section 12(b), this Agreement shall terminate upon the date there has been an indefeasible Payment In Full of the Senior Indebtedness. Notwithstanding the foregoing, to the extent that Senior Lender receives payments on, or proceeds of the collateral for, the Senior Loan which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause (“Rescinded Payments”), then the Senior Indebtedness, the Senior Loan Documents and this Agreement shall be deemed revived in respect of the Rescinded Payments with the same force and effect as if such Rescinded Payments had never been made to Senior Lender, whereupon any amounts (up to the total amount of the Rescinded Payments) theretofore received by the Junior Lender on account of the Junior Indebtedness shall be deemed to have been received by the Junior Lender in trust for the benefit of Senior Lender and Junior Lender shall forthwith deliver the same to Senior Lender for application against the Senior Indebtedness.

(c)           Binding Effect.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

(d)           Complete Agreement.  This Agreement contains all of the agreements and conditions made between the parties regarding the subject matter hereof, supersedes prior negotiations and agreements regarding the subject matter hereof, and may not be modified, amended or terminated orally or in any manner other than by an agreement in writing signed by Senior Lender and Junior Lender. As between the Senior Lender and the Junior Lender, in the event of a conflict between the terms and provisions of this Agreement, on the one hand, and those of the Junior Loan Documents or Senior Loan Documents, on the other hand, the terms and provisions of this Agreement shall control.

(e)           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to conflicts of law principles.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Further Assurances.  Junior Lender or Senior Lender each will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers, pledges and assurances as Senior Lender or Junior Lender, as the case may be, reasonably may require or deem desirable for the better assuring and confirming the subordination as described herein.

(h)           Exhibits.  All exhibits referenced herein are incorporated in this Agreement by reference.

(i)            Terminology.  All personal pronouns used in this Agreement whether used in the masculine, feminine or neuter gender shall include all other genders. The singular shall include the plural, and vice versa. Titles of articles are for convenience only and neither limit nor amplify the substantive provision of this Agreement itself.

(i)            Injunctive Relief.  The parties shall be entitled to seek specific performance and other equitable relief in connection with any action instituted with respect to this Agreement, it being acknowledged that with respect to certain breaches under this Agreement, money damages would be an inadequate remedy or the non-breaching party might otherwise suffer an irreparable harm.

(k)           Venue and Jurisdiction.  The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, the transactions contemplated hereby or thereby shall be brought in any federal or State of Illinois court sitting in Cook County, Illinois or the state where the Premises are located and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12(a) shall be deemed effective service of process on such party.

(1)           No Third Party Benefits.  By their execution of this Agreement, Senior Lender and Junior Lender do not intend to create any rights of any kind in any third parties (other than any participants and successors and assignees of Senior Lender or, to the extent permitted, Junior Lender). Without limiting the foregoing, neither the Borrower nor any other Obligated Party shall have any right to enforce, or shall have the benefit of, the agreements hereunder.

(m)          Rights of Borrower.  In the event that Junior Lender becomes the direct or indirect owner of the Borrower through the exercise of its rights under the Junior Pledge, nothing herein is intended to limit the rights of Borrower, as so reconstituted, to take, or to refrain from taking, any action in accordance with applicable law.

[signature page follows]

IN WITNESS WHEREOF, Senior Lender and Junior Lender have executed and delivered this Agreement under seal as of the date first above written.

SENIOR LENDER:

CORUS BANK, N.A.

By:	/s/ John M. Barkidjija
Printed Name:	JOHN M. BARKIDJIJA
Printed Title:	SENIOR VICE PRESIDENT

JUNIOR LENDER:

MTRY FUNDING, LLC, a Delaware limited liability company

By:	JPS Holding I, LLC, as Managing Member

	By:	/s/ Richard Rudy

Printed Name:	Richard Rudy
Printed Title:	Managing Member

EXHIBIT B

SENIOR LOAN DOCUMENTS

1.                                       Loan Agreement, dated March 21, 2006, by and between Borrower and Senior Lender.

2.                                       Promissory Note, dated March 21, 2006, by Borrower in favor of Senior Lender.

3.                                       Mortgage, Security Agreement, Assignment of Rents And Fixture Filing, dated March 21, 2006, by Borrower, as Grantor, to Senior Lender, as Grantee.

4.                                       Assignment of Leases And Rents, dated March 21, 2006, executed by Borrower for the benefit of Senior Lender.

5.                                       Environmental Remediation and Indemnification Agreement, dated March 21, 2006, executed by Borrower and Guarantor for the benefit of Senior Lender.

6.                                       Assignment of Operating Account, dated March 21, 2006, executed by Borrower in favor of Senior Lender.

7.                                       Assignment of Agreements, Plans and Permits, dated March 21, 2006, executed by Borrower in favor of Senior Lender.

8.                                       Assignment of Accounts, dated March 21, 2006, executed by Borrower in favor of Senior Lender.

9.                                       Completion Guaranty, dated March 21, 2006, executed by Guarantors for the benefit of Senior Lender.

10.                                Carveout Guaranty, dated March 21, 2006, executed by Guarantors for the benefit of Senior Lender.

11.                                 Subordination and Intercreditor Agreement, dated as of March 21, 2006, by and between Senior Lender and Junior Lender.

12.                                Collateral Assignment of Developer’s Rights and Agreement With Respect to Condominium Documents, dated March 21, 2006, executed by Borrower in favor of Senior Lender.

13.                                Collateral Assignment of Purchase Agreements With An Irrevocable Power of Attorney, dated March 21, 2006, executed by Borrower in favor of Senior Lender.

B-1

EXHIBIT C

JUNIOR LOAN DOCUMENTS

(All dated as of March 21, 2006)

1.                                       Loan Agreement between Junior Lender and Junior Borrower

2.                                       Promissory Note by Borrower payable to the order of Junior Lender in the amount of $8,700,000

3.                                       Pledge and Security Agreement by Junior Borrower in favor of Junior Lender

4.                                       Guaranty by Guarantors in favor of Junior Lender

5.                                       Environmental Indemnity Agreement between Borrower and Junior Lender

C-1